Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(unaudited; in millions, except per unit amounts)

Operating revenue	$1,332.7	$969.7	$2,582.8	$1,952.2
Operating expenses
Cost of natural gas	1,150.4	797.5	2,222.6	1,619.3
Operating and administrative	80.4	68.2	154.8	130.5
Power	17.2	17.1	34.2	34.3
Depreciation and amortization	34.1	28.9	67.4	57.5
	1,282.1	911.7	2,479.0	1,841.6
Operating income	50.6	58.0	103.8	110.6
Interest expense	(25.6)	(22.0)	(51.2)	(43.6)
Other income (expense)	0.7	(0.1)	1.3	2.0
Net income	$25.7	$35.9	$53.9	$69.0
Net income allocable to common and i-units	$19.9	$30.4	$42.1	$58.0
Net income per common and i-unit (basic and diluted)	$0.32	$0.56	$0.69	$1.06
Weighted average units outstanding	61.9	54.9	61.3	54.8

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months ended June 30,
	2005	2004
	(unaudited; dollars in millions)
Cash provided by operating activities
Net income	$53.9	$69.0
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	67.4	57.5
Derivative fair value loss	16.8	1.7
Environmental liabilities	—	(2.0)
Other	(0.3)	—
Changes in operating assets and liabilities, net of cash acquired:
Receivables, trade and other	(5.8)	4.0
Due from General Partner and affiliates	(13.8)	6.9
Accrued receivables	(2.2)	(90.9)
Inventory	(10.2)	(16.7)
Current and long-term other assets	(2.8)	11.0
Due to General Partner and affiliates	20.7	2.8
Accounts payable and other	(17.3)	9.3
Accrued purchases	16.9	92.2
Interest payable	4.1	8.9
Property and other taxes payable	(3.7)	0.4
Net cash provided by operating activities	123.7	154.1
Cash used in investing activities
Additions to property, plant and equipment	(174.7)	(70.8)
Changes in construction payables	2.2	1.0
Asset acquisitions, net of cash acquired	(185.9)	(130.0)
Other	0.8	0.1
Net cash used in investing activities	(357.6)	(199.7)
Cash provided by financing activities
Proceeds from unit issuances, net	127.5	22.0
Distributions to partners	(104.0)	(93.6)
Borrowings under debt agreements	1,837.0	855.8
Repayments of debt	(1,622.0)	(732.5)
Other	(0.5)	—
Net cash provided by financing activities	238.0	51.7
Net increase in cash and cash equivalents	4.1	6.1
Cash and cash equivalents at beginning of year	78.3	64.4
Cash and cash equivalents at end of period	$82.4	$70.5

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	June 30, 2005	December 31, 2004
	(unaudited; in millions)
ASSETS
Current assets
Cash and cash equivalents	$82.4	$78.3
Receivables, trade and other, net of allowance for doubtful accounts of $3.9 in 2005 and $4.0 in 2004	77.5	71.7
Due from General Partner and affiliates	21.5	7.7
Accrued receivables	380.4	378.2
Inventory	91.6	84.5
Other current assets	13.7	13.4
	667.1	633.8
Property, plant and equipment, net	3,061.3	2,778.0
Other assets, net	26.1	27.7
Goodwill	258.2	257.2
Intangibles, net	86.5	74.0
	$4,099.2	$3,770.7
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$30.6	$9.9
Accounts payable and other	137.7	136.4
Accrued purchases	368.3	351.4
Interest payable	11.6	12.3
Property and other taxes payable	19.6	23.3
Current maturities of long-term debt	31.0	31.0
	598.8	564.3
Long-term debt	1,773.9	1,559.4
Loans from General Partner and affiliates	146.9	142.1
Environmental liabilities	5.0	5.3
Deferred credits	185.0	101.7
	2,709.6	2,372.8
Commitments and contingencies
Partners’ capital
Class A common units (Units issued—46,802,634 in 2005 and 44,296,134 in 2004)	1,083.2	1,021.6
Class B common units (Units issued—3,912,750 in 2005 and 2004)	67.6	66.7
i-units (Units issued—11,306,254 in 2005 and 10,902,409 in 2004)	412.6	399.4
General Partner	32.7	31.0
Accumulated other comprehensive loss	(206.5)	(120.8)
	1,389.6	1,397.9
	$4,099.2	$3,770.7

NET INCOME PER COMMON AND i-UNIT

Net income per common and i-unit is computed by dividing net income, after deduction of Enbridge Energy Company, Inc.’s (the “General Partner”) allocation, by the weighted average number of Class A and Class B common units and i-units outstanding. The General Partner’s allocation is equal to an amount based upon its general partner interest, adjusted to reflect an amount equal to its incentive distributions and an amount required to reflect depreciation on the General Partner’s historical cost basis for assets contributed on formation of the Partnership. There are no dilutive securities. Net income per common and i-unit was determined as follows:

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(in millions, except per unit amounts)
Net income	$25.7	$35.9	$53.9	$69.0
Allocations to the General Partner:
Net income allocated to General Partner	(0.5)	(0.7)	(1.1)	(1.4)
Incentive distributions to General Partner	(5.3)	(4.8)	(10.6)	(9.5)
Historical cost depreciation adjustments	—	—	(0.1)	(0.1)
	(5.8)	(5.5)	(11.8)	(11.0)
Net income allocable to common and i-units	$19.9	$30.4	$42.1	$58.0
Weighted average units outstanding	61.9	54.9	61.3	54.8
Net income per common and i-unit (basic and diluted)	$0.32	$0.56	$0.69	$1.06

FINANCIAL INSTRUMENTS—COMMODITY PRICE RISK

Our net income and cash flows are subject to volatility stemming from changes in commodity prices of natural gas, NGLs, condensate and fractionation margins (the relative price differential between NGL sales and offsetting natural gas purchases). This market price exposure exists within our Natural Gas and Marketing segments. To mitigate the volatility of our cash flows, we use derivative financial instruments (i.e., futures, forwards, swaps, options and other financial instruments with similar characteristics) to manage the purchase and sales prices of the commodities. Based on our risk management policies, all of our derivative financial instruments are employed in connection with an underlying asset, liability and/or anticipated transaction and are not entered into with the objective of speculating on commodity prices.

Accounting Treatment

All derivative financial instruments are recorded in the consolidated financial statements at fair market value and are adjusted each period for changes in the fair market value (“mark-to-market”). Under the guidance of Statement of Financial Accounting Standards No. 133 Accounting for Derivative Transactions and Hedging Activities (“SFAS No. 133”), changes in the fair market value of derivatives that qualify as highly effective cash flow hedges are recorded as components of accumulated other comprehensive income until the hedged transactions occur (“hedge accounting”). Hedge accounting can apply to either a hedge of future cash flows or the fair value of an asset or liability. Any ineffective portion of a cash flow hedge’s change in fair value is recognized each period in earnings. When the hedged transaction occurs, the fair value of the derivative is recognized in earnings, along with the offsetting fair value of the physical transaction. For those derivative financial instruments that do not qualify for cash flow hedge accounting, the total change in fair value is recorded directly in earnings each period. Our preference, whenever possible, is for our derivative financial instruments to receive hedge accounting treatment in order to mitigate the noncash earnings volatility that arises under mark-to-market accounting treatment. However, to qualify for cash flow hedge accounting, very specific requirements must be met in terms of hedge structure, hedge objective and hedge documentation.

Non-Qualified Hedges

Many of our derivative financial instruments qualify for hedge accounting treatment under the specific requirements of SFAS No. 133. However, there are some instances where the hedge structure does not meet the requirements of the standard to apply hedge accounting. For example, in our Marketing segment, when the pricing index used for gas sales is different from the pricing index used for gas purchases, we are exposed to relative changes in those two indices. By entering into a basis swap between those two indices, we can effectively lock in the margin on the combined gas purchase and gas sale, removing any market price risk on the physical transactions. Although this represents a sound economic hedging strategy, these types of derivative transactions do not qualify for hedge accounting under SFAS No. 133. As another example, if derivative financial instruments are used in our business to hedge market spreads around our owned or contracted assets, such as our gas storage portfolio, the underlying forecasted transaction may or may not occur in the same period as originally forecast due to changes in the underlying injection or withdrawal schedule.  Therefore, these transactions do not qualify for hedge accounting treatment.  As such, all of these above mentioned non-qualified hedges are accounted for in the Consolidated Statements of Income through mark-to-market accounting. These derivative financial instruments must be adjusted to their fair market value, or marked-to-market, each period, with the increases and decreases in fair value recorded as increases and decreases in Cost of natural gas on our Consolidated Statements of Income. These mark-to-market adjustments produce a degree of earnings volatility that can often be significant from period to period, but have no cash flow impact relative to changes in market prices.

The other significant instance where our derivative financial instruments do not qualify for hedge accounting under SFAS No. 133 is in our Natural Gas segment. We had previously entered into natural gas collars in order to hedge the sales price of natural gas. The natural gas collars were based on a NYMEX price while the physical gas sales were based on a different index. To better align the index of the natural gas collars with the index of the underlying sales, we de-designated the original hedging relationship and contemporaneously re-designated the natural gas collars as hedges of physical natural gas sales with a NYMEX pricing index to better match the indices. This is a sound economic hedging strategy, however, since these instruments were out of the money at re-designation, they are considered net written options under SFAS No. 133. Therefore, these instruments do not qualify for hedge accounting upon re-designation and are now accounted for in the Consolidated Statements of Income through mark-to-market accounting, with their changes in fair value from the date of de-designation recorded to earnings each period. As a result, our operating income will be subject to greater volatility due to movements in the prices of natural gas until the underlying long-term transactions are settled. These interim mark-to-market fluctuations do not have any cash flow impact.

Discontinuance of Hedge Accounting

During the second quarter of 2005, we discontinued application of hedge accounting in connection with some of our derivative financial instruments designated as hedges of forecasted sales and purchases of natural gas.  We discontinued application of hedge accounting when we determined it was no longer probable that the originally forecasted purchases and sales of natural gas would occur by the end of the originally specified time period, or within an additional two-month period of time thereafter.  We recognized losses in our Marketing segment of approximately $9.0 million as a result of discontinuance of hedge accounting.  We reclassified the $9.0 million to Cost of natural gas on our Consolidated Statements of Income from accumulated other comprehensive income. The derivative financial instruments we have discontinued must now be marked-to-market, each period, with the increases and decreases in fair value recorded as increases and decreases in earnings.  Included in the loss from discontinuance is approximately $2.1 million of net mark-to-market losses that relate to hedge positions that were closed-out during the second quarter.

The following table presents the gains and losses associated with changes in the fair value of our derivatives which are recorded as an element of Cost of natural gas in our Consolidated Statements of Income and disclosed as a reconciling item on our Statements of Cash Flows:

Derivative fair value gains (losses)	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
	(in millions)
Natural Gas segment
Ineffectiveness	$(1.8)	$—	$(2.0)	$—
Non-qualified hedges	(2.9)	—	(11.1)	—
Marketing
Non-qualified hedges	3.9	(1.9)	5.3	(1.7)
Discontinuance	(9.0)	—	(9.0)	—
Derivative fair value loss	$(9.8)	$(1.9)	$(16.8)	$(1.7)

We record the change in fair value of our highly effective cash flow hedges in our Consolidated Statements of Comprehensive Income until the derivative financial instruments are settled, at which time they are reclassified to earnings. For the three and six months ended June 30, 2005, we reclassified unrealized losses of $9.4 million and $25.2 million from Accumulated other comprehensive loss to Cost of natural gas on our Consolidated Statements of Income for the fair value of derivative financial instruments that were settled.

Our derivative financial instruments are included at their fair values in the Consolidated Statements of Financial Position as follows:

	June 30, 2005	December 31, 2004
	(in millions)
Receivables, trade and other	$5.3	$8.2
Other assets, net	9.4	10.1
Accounts payable and other	(60.8)	(45.9)
Deferred credits	(182.5)	(99.6)
	$(228.6)	$(127.2)

The increase in our obligation associated with our derivative activities from December 31, 2004 to June 30, 2005 is primarily due to the significant increases in forward natural gas and NGL prices. The Partnership’s portfolio of derivative financial instruments is largely comprised of long-term fixed price sales agreements.

We do not require collateral or other security from the counterparties to our derivative financial instruments.  All of our counterparties were rated “A” or better by all major credit rating agencies.

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which, financial information is available and evaluated regularly by our Chief Operating Decision Maker in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that are managed separately since each business segment requires different operating strategies.  We have segregated our business activities into three distinct operating segments:

•                  Liquids;

•                  Natural Gas; and

•                  Marketing.

The following tables present certain financial information relating to our business segments:

	As of and for the three months ended June 30, 2005
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$102.5	$988.0	$802.1	$—	$1,892.6
Less: Intersegment revenue	—	526.7	33.2	—	559.9
Operating revenue	102.5	461.3	768.9	—	1,332.7
Cost of natural gas	—	379.5	770.9	—	1,150.4
Operating and administrative	37.5	40.9	0.9	1.1	80.4
Power	17.2	—	—	—	17.2
Depreciation and amortization	17.7	16.2	0.2	—	34.1
Operating income	30.1	24.7	(3.1)	(1.1)	50.6
Interest expense	—	—	—	(25.6)	(25.6)
Other income	—	—	—	0.7	0.7
Net income	$30.1	$24.7	$(3.1)	$(26.0)	$25.7
Capital expenditures (excluding acquisitions)	$21.6	$78.6	$—	$1.6	$101.8

	As of and for the three months ended June 30, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$102.7	$630.4	$664.5	$—	$1,397.6
Less: Intersegment revenue	—	395.5	32.4	—	427.9
Operating revenue	102.7	234.9	632.1	—	969.7
Cost of natural gas	—	166.9	630.6	—	797.5
Operating and administrative	33.4	33.3	0.8	0.7	68.2
Power	17.1	—	—	—	17.1
Depreciation and amortization	16.8	12.1	—	—	28.9
Operating income	35.4	22.6	0.7	(0.7)	58.0
Interest expense	—	—	—	(22.0)	(22.0)
Other expense	—	—	—	(0.1)	(0.1)
Net income	$35.4	$22.6	$0.7	$(22.8)	$35.9
Capital expenditures (excluding acquisitions)	$18.9	$29.4	$—	$0.9	$49.2

	As of and for the six months ended June 30, 2005
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$199.0	$1,912.6	$1,495.9	$—	$3,607.5
Less: Intersegment revenue	—	965.7	59.0	—	1,024.7
Operating revenue	199.0	946.9	1,436.9	—	2,582.8
Cost of natural gas	—	786.0	1,436.6	—	2,222.6
Operating and administrative	69.4	82.0	1.7	1.7	154.8
Power	34.2	—	—	—	34.2
Depreciation and amortization	35.3	31.8	0.3	—	67.4
Operating income	60.1	47.1	(1.7)	(1.7)	103.8
Interest expense	—	—	—	(51.2)	(51.2)
Other income	—	—	—	1.3	1.3
Net income	$60.1	$47.1	$(1.7)	$(51.6)	$53.9
Total assets	$1,670.8	$2,053.3	$280.6	$94.5	$4,099.2
Goodwill	$—	$237.8	$20.4	$—	$258.2
Capital expenditures (excluding acquisitions)	$34.7	$137.3	$—	$2.7	$174.7

	As of and for the six months ended June 30, 2004
	Liquids	Natural Gas	Marketing	Corporate	Total
	(in millions)
Total revenue	$194.4	$1,294.9	$1,261.4	$—	$2,750.7
Less: Intersegment revenue	—	725.3	73.2	—	798.5
Operating revenue	194.4	569.6	1,188.2	—	1,952.2
Cost of natural gas	—	435.6	1,183.7	—	1,619.3
Operating and administrative	61.2	65.7	1.6	2.0	130.5
Power	34.3	—	—	—	34.3
Depreciation and amortization	32.9	24.6	—	—	57.5
Operating income	66.0	43.7	2.9	(2.0)	110.6
Interest expense	—	—	—	(43.6)	(43.6)
Other income +	—	—	—	2.0	2.0
Net income	$66.0	$43.7	$2.9	$(43.6)	$69.0
Total assets	$1,638.9	$1,522.9	$277.8	$28.5	$3,468.1
Goodwill	$—	$237.0	$20.3	$—	$257.3
Capital expenditures (excluding acquisitions)	$26.8	$42.7	$—	$1.3	$70.8